Exhibit 99.1

Tri- way Industries Limited Announces Share Dividend to Sino Agro, Inc. Shareholders

18.3% of Tri-way Industries Limited Shares to be Distributed

October 5, 2018

HONG KONG—Tri-way Industries Limited (“TRW”) a Hong Kong based aquaculture company reports the details of its share dividend distribution to shareholders of its Associate in Investment, Sino Agro Food, Inc.

Tri-way Industries Limited (“TRW”) is an independent, privately owned LLC incorporated in Hong Kong focusing on seafood production and distribution, seafood import/export and aquaculture technology transfer. TRW was formed in late 2016 as a carve out of aquaculture operations in China, previously owned and operated by Sino Agro Food, Inc. (“SIAF”). SIAF had retained a 36.6% equity interest in TRW.

TRW operates land based recirculating aquaculture systems (“RAS”), as well as RAS open dam ponds. Its vision is to become the world’s leading vertically integrated RAS farming operation and center of excellence for 21st century sustainable aquaculture technologies.

Tri-way Industries Limited is pleased to announce a share dividend distribution to shareholders of its Associate in Investment, Sino Agro Food, Inc. (“SIAF”), based on exercising its option to liquidate outstanding debt owed SIAF of USD 62,338,065, covering both a portion or all of accounts payable and other payables owed SIAF, to date. TRW elected to exercise the option to distribute TRW common shares in lieu of paying a cash dividend, and/or a cash plus share dividend against the USD 62,338,065, the option of which had been granted by SIAF to TRW as part of its agreement with TRW to see its debt repaid in the best interest of both parties. Repayment of the USD 62,338,065 debt outstanding represents an 18.3% ownership distribution in TRW to owners/shareholders of SIAF.

The distribution of TRW shares to each shareholder of SIAF is predicated on two variables; namely, the total issued and outstanding shares of SIAF as of October 31, 2018, that is the “Record Date,” and the number of SIAF shares individually held under each SIAF shareholder’s account in order to determine the ratio of shares of SIAF required to be owned in order to receive one (1) share of TRW as well as the total number of TRW shares to be received by each individual shareholder. For example, if the total number of issued and outstanding (“I/O”) common shares of SIAF as of October 31, 2018 is 47,000,000 shares, and the total number of TRW shares, valued at the date of carve-out (October 5, 2106) at US3.40645 per share, to be distributed to satisfy the US$62,338,065 debt outstanding is 18,300,000, this equates to a share ratio distribution of one (1) share of TRW for every 2.56831 shares of SIAF held by SIAF common shareholders on October 31, 2018. Thus, a common shareholder possessing 100 shares of SIAF on October 31, 2018 would be eligible to receive 39 common shares of TRW. That is, 100 SIAF shares divided by 2.56831 equals 38.936 TRW common shares that when rounded up to the nearest whole share provides, for this example shareholder, a share dividend of 39 TRW common shares.

The 18,300,000 (that is, 18.3% ownership in TRW) shares of TRW will be distributed to those shareholders of record as of October 31, 2018 eligible to receive dividend shares in two (2) tranches, namely, tranche one of 15.01% ownership based on the estimated total number of SIAF shares I/O of approximately 47m shares, i.e. approximately 15.01m total TRW shares paid against an approximate 39m SIAF shares eligible for dividend pay-out, to be registered individually under each SIAF shareholder’s name with TRW’s company registrar in book- entry form on the distribution pay-date of November 14, 2018, and the remaining balance of 3.29% ownership, i.e. an approximate 3.29m TRW shares via tranche two at a later pay-date, to be determined. The second tranche distribution date is predicated on the date that SIAF completes its outstanding debt obligation payment to third-party lenders holding shares of SIAF as collateral, that is 8,445,435 SIAF shares, that are required to be returned to SIAF along with any and all dividend shares that had / have been distributed / received against those shares, which, under the current example, represents an approximate 3.29m TRW common shares becoming available for distribution to SIAF shareholders holding the aforementioned 39m shares eligible to receive dividends. Once the 3.29m TRW shares have been returned to SIAF the distribution / pay-date of the second tranche of TRW shares will be announced and processed in book-entry form with the Company registrar for those same shareholders of SIAF record as of October 31, 2018.

Other points to emphasize resulting from the TRW common share dividend distribution of interest to SIAF shareholders as of October 31, 2018:

a)	The reportable value of TRW shares being distributed to SIAF shareholders on November 14, 2018 is US$1.33 per each common share of SIAF based on the assessed value of USD 3.40645 per TRW share as at its carve-out date from SIAF on October 5, 2016.

b)	No certificates of TRW share ownership will be assigned / distributed. Rather, all TRW shares will be registered / recorded in book-entry form (only) by TRW’s company registrar on November 14, 2018 (TRW’s share dividend pay-date) for its first tranche distribution, and the same procedure followed for its second tranche distribution, once SIAF has met its debt obligation payment, in full, to its third-party lenders and the TRW dividend shares having been returned by the third-party lenders to SIAF making those shares available for distribution.

c)	SIAF common shareholders who have received common shares of TRW will be able to access an individualized web-page at some point prior to year-end 2018 to see their share balance displayed along with any private transactions they might initiate between themselves and buyers / sellers of TRW shares subtracted from and / or added to the balance of shares recorded under their name on November 14, 2018. The details of when and how to access one’s individualized web page will be disseminated by TRW via press release once those pages go live and become available.

d)	For those SIAF shareholders whose account(s) holding SIAF shares are held in trust with Forsakringsaktiebolaget Avanza Pension or others pension trusts of similar structure, the pension trust fund shall be instructed by the Company’s registrar to communicate / transmit the current number of SIAF shares held under each individual’s name / account invested in trust to allow the Company registrar to calculate / determine the number of TRW shares assignable to those individual shareholders. For those shareholders whose shares are beneficially held in street name through their brokerage firm(s), the number of SIAF shares held by each individual will be communicated / transmitted to the Company’s registrar by SIAF’s transfer agent (Broadridge Financial Solutions, Inc.), again to allow the Company registrar to calculate / determine the number of TRW shares assignable to those individual shareholders. Shareholders are encouraged to assess the number of TRW shares displayed in book-entry form on their web-page against the number of TRW shares that they are owed based on the ratio of SIAF shares required to attain one share of TRW, the ratio number of which will be made public / known as of October 31, 2018 once the total number of I/O shares of SIAF is established and the ratio calculated. Any discrepancy found should be communicated to the Company registrar via email, the address of which will be communicated when the ratio number is disseminated to the public.”

About Tri- way Industries Ltd.

TRW is an aquaculture company with operations based in Enping and Zhongshan, China. The Company produces and distributes sustainable seafood for sale to the rapidly growing middle class in China. TRW is a global leader in operating land based recirculating aquaculture systems (“RAS”), and also operates a complementary seafood trading business.

Founded in 2016 as a carve out of Sino Agro Food Inc.’s aquaculture operations, TRW is headquartered in Hong Kong.